EXHIBIT 10.17

AMENDMENT NO. 1 TO

VERIZON PROPRIETARY SOFTWARE LICENSE AGREEMENT

THIS AMENDMENT NO. 1 TO THE VERIZON PROPRIETARY SOFTWARE LICENSE AGREEMENT (“Amendment”), is entered into as of March 5, 2007 (the “Amendment Effective Date”) by and among GTE CORPORATION, a New York corporation (“Seller”) and Hawaiian Telcom Communications, Inc. (“Hawaiian Telcom”), a Delaware Corporation (together the “Parties,” individually each a “Party”).

Whereas, the Parties entered into that certain Verizon Proprietary Software License Agreement dated May 2, 2005 (the “SLA”), pursuant to which Hawaiian Telcom licenses certain Software from Seller;

Whereas, pursuant to the SLA, BearingPoint, Inc. (“BearingPoint”), a Service Provider of Hawaiian Telcom, is a permitted sublicensee of the Software;

Whereas, pursuant to the SLA, BearingPoint is permitted to use the Software at its Tyson’s Corner, Virginia and Denver Colorado data center facilities and at the BearingPoint Development Center in Chennai, India;

Whereas, pursuant to the SLA, Hewlett Packard, a contractor to BearingPoint, is permitted to use the Software at its Littleton, Massachusetts and Houston, Texas data center facilities;

Whereas, the Parties wish to amend the SLA (i) to permit a new Service Provider of Hawaiian Telcom, Accenture, LLP (“Accenture”), to use the Software at Accenture’s Manila Delivery Center facilities located at Union Bank Plaza, Meralco Avenue cor. Onyx St. and Saphire Road, Ortigas Center, Pasig City, Manila, 1605 Philippines and Robinson’s Cybergate Center Tower 1, Pioneer Street corner EDSA, Mandaluyong City, Manila, 1554 Philippines pursuant to a sublicense that has been approved by Seller in accordance with Section 3.8 of the SLA, (ii) in the event that Hawaiian Telcom directly retains Hewlett Packard as a Service Provider, to permit Hewlett Packard to continue to use the Software at its Littleton, Massachusetts and Houston, Texas data center facilities pursuant to a sublicense approved by Seller in accordance with Section 3.8 of the SLA, and (iii) to provide for the termination of the use by BearingPoint of the Software outside the United States;

Now, therefore, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.              DEFINITIONS.

Capitalized terms used but not defined in this Amendment have the meaning given them in the SLA.

2.                                      AMENDMENT TO SLA

2.1          Section 2.2 of the SLA is deleted in its entirety and the following substituted therefor:

2.2  Licensee shall not permit an In-Geography Service Provider, an Outside-Geography Service Provider or a Backup Storage Provider to use, access or maintain the Software outside the United States without the prior written consent of Seller.  Seller hereby consents to the use, access, and maintenance of the Software by one of Licensee’s current Outside-Geography Service Providers, BearingPoint, Inc. (“BearingPoint”), at the BearingPoint Development Center in Chennai, India pursuant to a sublicense approved by Seller in accordance with Section 3.8, provided that, in connection with such use, Licensee requires BearingPoint to comply with the (i) Business Continuity Plan, Archive Plan Physical and Logical Security Overview, (ii) Information Security Policies and Guidelines, (iii) Network Security Policy and (iv) Background Check Standards, all as attached hereto as Schedule C-1 (the “BearingPoint Security Procedures”), and such use, access and maintenance of the Software by BearingPoint terminates in accordance with Section 3.10.  Seller hereby consents to the use, access, and maintenance of the Software by one of Licensee’s current Outside-Geography Service Providers, Accenture, LLP (“Accenture”), at Accenture’s Manila Delivery Center facilities located at Union Bank Plaza, Meralco Avenue cor. Onyx St. and Saphire Road, Ortigas Center, Pasig City, Manila, 1605 Philippines and Robinson’s Cybergate Center Tower 1, Pioneer Street corner EDSA, Mandaluyong City, Manila, 1554 Philippines (hereinafter the “Manila Delivery Center”) pursuant to a sublicense approved by Seller in accordance with Section 3.8, provided that, in connection with such use, Licensee requires Accenture to comply with the security procedures attached hereto as Schedule C-2 (the “Accenture Security Procedures,” wherein the BearingPoint Security Procedures and the Accenture Security Procedures are collectively referred to herein as the “Security Procedures”), and such use, access and maintenance of the Software by Accenture is in accordance with Section 3.10.  The Parties hereby acknowledge and agree that, notwithstanding that the Manila Delivery Center is comprised of two Accenture facilities, the Manila Delivery Center shall be deemed to be a single foreign facility for purposes of Section 3.3.  Seller will work in good faith with Licensee to promptly assess and determine the acceptability of any future In-Geography Service Provider, Outside-Geography Service Provider (or new offshore location for an existing Service Provider) or Backup Storage Provider proposed by Licensee to use, access, or maintain the Software outside the United States.

2.2          Section 3.3 of the SLA is deleted in its entirety and the following substituted therefor:

3.3  The Software shall be handled, used and stored, solely at Licensee’s facilities (and the facilities of the then current In-Geography Service Providers, Outside-Geography Service Providers and Backup Storage Provider, but only to the extent expressly permitted pursuant to this Section, Section 2.2 above and Sections 3.8 and 3.9 below).  Although the Software may be used either from machines or servers, there shall be no external network access of the Software (i.e., by any computers or terminals not located at the Licensee’s facilities) except at (i) any of two (2) United States facilities of a single In-Geography

Service Provider or Outside-Geography Service Provider identified by Licensee, and (ii) a single foreign facility of a single In-Geography Service Provider or Outside-Geography Service Provider approved in accordance with Section 2.2 (except as permitted under Section 3.10).  Seller further agrees to permit external network access of the Software by Hewlett Packard, (i) as contractor to BearingPoint, at any of two (2) United States facilities of Hewlett Packard, provided Hewlett-Packard meets the requirements of Section 3.4 of this SLA, or (ii) in the event that Hewlett Packard is directly retained by Hawaiian Telcom as a Service Provider, at any of two (2) United States facilities of Hewlett Packard, provided that Hawaiian Telcom enters into a sublicense with Hewlett Packard, and the sublicense is approved by Seller pursuant to Section 3.8.  Seller hereby agrees to BearingPoint’s use of the Software in accordance with a sublicense approved by Seller pursuant to Section 3.8 at BearingPoint’s Tysons Corner, Virginia data center facilities and BearingPoint’s Denver, Colorado data center facilities.  Further, (i) subject to Hewlett Packard’s meeting the requirements of Section 3.4, Seller hereby agrees to BearingPoint’s and Hewlett Packard’s use of the Software in accordance with a sublicense approved by Seller pursuant to Section 3.8 at Hewlett Packard’s Littleton, Massachusetts and Houston, Texas data center facilities, or (ii) in the event that Hewlett Packard is directly retained by Hawaiian Telcom as a Service Provider, Seller hereby agrees to Hewlett Packard’s use of the Software in accordance with a sublicense approved by Seller pursuant to Section 3.8 at Hewlett Packard’s Littleton, Massachusetts and Houston, Texas data center facilities.  Seller hereby agrees to the use of the Software by BearingPoint at the BearingPoint Development Center in Chennai, India in accordance with a sublicense approved by Seller pursuant to Section 3.8, provided that BearingPoint, in maintaining and using the Software in Chennai, India, is required by Licensee to comply with the BearingPoint Security Procedures, and provided Licensee and BearingPoint comply with Section 3.10.  Finally, Seller hereby agrees to the use of the Software by Accenture at Accenture’s Manila Delivery Center in Manila, Philippines in accordance with a sublicense approved by Seller pursuant to Section 3.8, provided that Accenture, in maintaining and using the Software in Manila, Philippines, is required by Licensee to comply with the Accenture Security Procedures, and provided Licensee complies with Section 3.10.

2.3         Schedule C to the SLA shall hereinafter be referred to as Schedule C-1; and a new Schedule C-2 is added, which schedule is attached hereto.

2.4          New Section 3.10 is added as follows:

3.10  Transitional Use by BearingPoint; Concurrent Use by Accenture.  Upon written notice by Licensee to Licensor that Licensee intends to transition all use, access and maintenance of the Software by BearingPoint outside the United States to the Accenture Manila Delivery Center as of a date specified in said notice (the “Transition Date”):

(a)           Licensee may enter into a license agreement with Accenture acceptable to Licensor pursuant to Sections 2.2 and 3.8, to be effective on or after the Transition Date;

(b)           BearingPoint may continue to use, access, and maintain the Software at the BearingPoint Development Center in Chennai, India, subject to the terms of this SLA, but solely for a transitional period not to exceed 150 days from the Transition Date.  For the avoidance of doubt, at the end of this 150 day transitional period, BearingPoint’s rights to use, access and maintain the Software at the BearingPoint Development Center in Chennai, India shall terminate, and Licensee shall require BearingPoint to remove all copies of the Software from the BearingPoint Development Center in Chennai, India, and prohibit any access to the Software from the BearingPoint Development Center in Chennai, India.

2.5  The parties agree that this Amendment constitutes the notice required by Section 3.10, and the Transition Date shall be the Amendment Effective Date.

3.             FULL FORCE AND EFFECT.

The SLA, as amended by this Amendment and effective as of the Amendment Effective Date, remains in full force and effect.

Signature page follows

IN WITNESS WHEREOF, the Parties’ authorized representatives have executed this Amendment No. 1 to the Verizon Proprietary Software License Agreement.

HAWAIIAN TELCOM COMMUNICATIONS, INC.		GTE CORPORATION

By:		By:
	Name:		Name:
	Title:		Title: